Exhibit 99.1

President and CEO At New Peoples Bank Announces Retirement

Honaker, Virginia. Scott White, Chairman of the Board of New Peoples Bankshares, Inc. announced that Kenneth Hart, President and CEO of the holding company and New Peoples Bank, has decided to retire. Kenneth acknowledges he has prepared for this move each day by making sure that a team of “seasoned community bankers” surrounded him. Providing community bank services in markets that have been underserved has been a major goal of New Peoples Bank from inception.

“We are very appreciative of Kenneth’s leadership in founding and managing the bank,” said White. New Peoples Bank was chartered in 1998 and has grown to a total asset size of over $821 million with over $71 million in capital and 31 offices. Hart said, “New Peoples Bank was formed to meet the community bank needs of the people and businesses of Southern West Virginia, Southwest Virginia, and Northeast Tennessee.”

Kenneth commented that he has been a banker for thirty-seven years. He plans to continue pursuing other interests, including farming, real estate, community endeavors, and spending time with his family. Hart stated that he believes the bank will continue to be an active participant in every community it serves. “The bank is on sound footing and has an excellent group of senior managers at the helm,” said Hart. “It is positioned to continue fulfilling its original mission of providing high quality, state of the art, golden rule banking services to our communities while providing a reasonable return to our stockholders and a challenging and rewarding work environment for our family of employees.”

In keeping with CEO Hart’s strategy of growth from within, Chairman White and the board have named Jonathan Mullins as President and CEO of New Peoples Bankshares, Inc. and its banking subsidiary, New Peoples Bank effective May 19, 2009. Before his appointment Jonathan was senior vice president and chief lending officer of the bank, and has served as regional manager of the Cumberland branches for the bank. Jonathan is a graduate of UVA Wise, the Graduate School of Banking of the South at L.S.U., and the Virginia School of Banking. He started his career with Peoples Bank of Pound and has been employed with First Commonwealth Bank, Premier Bank and First Virginia Bank before joining New Peoples Bank in 1999.

Hart stated that he is very supportive of the board’s appointment of Mullins as the bank’s new CEO. “Jonathan is from our region, knows banking and has helped us build the bank’s presence and reputation through hard work and staying abreast of the ever-evolving world of finances.”

Chairman White also announced the promotion of Todd Asbury from Senior Vice President and CFO to Executive Vice President and CFO concurrent with Mr. Hart’s retirement. Todd is a certified public accountant, a graduate of Bluefield College, and the Virginia Bankers School of Bank Management with 21 years of banking experience, including being the CFO of Albemarle First Bank in Charlottesville. He has been the CFO of New Peoples Bankshares and its subsidiaries since joining the organization in 2003.

At a later date, the bank will hold a retirement party to honor Kenneth Hart as founding CEO of the bank. Chairman White concluded his remarks by stating that: “New Peoples Bank finished the year 2008 as the most profitable in its history and I am pleased to state that we did not apply for or accept any federal bailout money known as TARP funds. The board of directors and I credit Kenneth, his leadership team and the rest of the bank’s employees for accomplishing such outstanding benchmarks and goals during a nationwide recession.”

FOR MORE INFORMATION CONTACT JONATHAN MULLINS AT 276-873-6288

This press release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include the following: the ability to successfully manage our growth or implement our growth strategies if we are unable to identify attractive markets, locations or opportunities to expand in the future; maintaining capital levels adequate to support our growth; maintaining cost controls and asset qualities as we open or acquire new branches; the successful management of interest rate risk; changes in interest rates and interest rate policies; reliance on our management team, including our ability to attract and retain key personnel; changes in general economic and business conditions in our market area; risks inherent in making loans such as repayment risks and fluctuating collateral values; competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources; demand, development and acceptance of new products and services; problems with technology utilized by us; changing trends in customer profiles and behavior; and changes in banking and other laws and regulations applicable to us. Because of these uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.